Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No’s. 333-78709 and 33-60449) of Katy Industries, Inc. (the “Company”) of our report dated March 26, 2012, on the consolidated financial statements of the Company for the years ended December 31, 2011 and 2010, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ UHY LLP

St. Louis, Missouri
March 26, 2012